                                                                  EXHIBIT 10.28


                               SEVERANCE AGREEMENT

         This Agreement, (the "Agreement") is made and entered into as of July 15, 1998, is entered into between MTI Technology Corporation, a corporation organized under the laws of the State of Delaware (the "Company"), and Earl Pearlman (the "Executive").

                                    RECITALS

         A. Executive is currently serving as an officer of the Company.

         B. The Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat or the occurrence of a Change in Control can result in significant distractions to its key management personnel because of the uncertainties inherent in such a situation;

         C. The Board has determined that it is essential and in the best interest of the Company and its stockholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure the Executive's continued dedication and efforts in such event without undue concern for the Executive's personal, financial and employment security; and

         D. In order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event that the Executive's employment is terminated as a result of, or in connection with, a Change in Control.

                                    AGREEMENT

         In consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Term Of Agreement. This Agreement shall commence as of the date first set forth above and shall continue in effect until July 15, 2000; provided, however, that commencing on July 15, 2000 and on each July 15 thereafter, the term of this Agreement shall automatically be extended for one
(1) year unless the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of twelve (I 2) months after the occurrence of a Change in Control.

         2. Definitions.

            2.1. Accrued Compensation. For purposes of this Agreement, "Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, (iii) vacation pay and (iv) bonuses and incentive compensation (other than the "Pro Rata Bonus" (as hereinafter defined)).

            2.2. Base Amount. For purposes of this Agreement, "Base Amount" shall mean the greater of the Executive's annual base salary (a) at the rate in effect on the Termination Date or (b) at the highest rate in effect at any time during the ninety (90) day period prior to the Change in Control, and shall include all amounts of base salary that are deferred under the Executive benefit plans of the Company or any other agreement or arrangement.

            2.3. Bonus Amount. For purposes of this Agreement, "Bonus Amount" shall mean the greatest of: (a) 100% of the annual bonus payable to the Executive under the Company's Executive Management Bonus Plan for the fiscal year in which the Termination Date occurs; (b) the annual bonus paid or payable to the Executive under the Company's Executive Management Bonus Plan for the full fiscal year ended prior to the fiscal year during which the Termination Date occurred; (c) the annual bonus paid or payable to the Executive under the Company's Executive Management Bonus Plan for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred; (d) the average of the annual bonuses paid or payable to the Executive under the Company's Executive Management Bonus Plan during the three full fiscal years ended prior to the fiscal year during which the Termination Date occurred; or (e) the average of the annual bonuses paid or payable to the Executive under the Company's Executive Management Bonus Plan during the three full fiscal years ended prior to the fiscal year during which the Change in Control occurred.

            2.4. Cause. The Company may terminate this Agreement and discharge Executive for Cause (as defined) at any time upon written notice. For purposes of this Agreement, the term "Cause" shall mean: (i) a material breach of any term of this Agreement and failure to cure such breach within ten (10) days after written notice thereof from the Company; (ii) the willful and continued failure by Executive substantially to perform his duties for the Company (other than any such failure resulting from his incapacity due to death or physical or mental illness), after written demand for substantial performance is delivered to Executive by the Company, which specifically identifies the manner in which the Company believes that Executive has not substantially performed his duties;
(iii) the failure by Executive to follow the reasonable instructions of the Board of Directors; (iv) the willful engaging by Executive in misconduct that is materially injurious to the Company, monetarily or otherwise; (v) Executive's final conviction for fraud or of any felony; or (vi) Executive's habitual use of illegal drugs and/or abuse of alcohol; provided, however, that as to alcohol abuse, Executive shall be given notice and a thirty (30) day opportunity to remedy the problem. For purposes of this paragraph, no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive other than in good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company.


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            2.5. Change In Control.

                 (a) For purposes of this Agreement, "Change of Control" shall mean:

                     (i) any "person" as such term is defined in Sections 13(d)
            and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (1) a trustee or other fiduciary holding securities under an Executive benefit plan of the Company, (2) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (3) any current beneficial stockholder or group, as defined by Rule 13d-5 of the Exchange Act, of securities possessing more than [TWENTY-FIVE] percent (25%) of the total combined voting power of the Company's outstanding securities, hereafter becomes the "beneficial owner," as defined in Rule 13d-3 under of the Exchange Act, directly or indirectly, of securities of the Company representing [TWENTY-FIVE] percent (25%) or more of the total combined voting power of the Company's then outstanding securities, or

                     (ii) during any period of two consecutive years,
            individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                     (iii) the stockholders of the Company approve a merger or
            consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company's assets; or

                     (iv) the sale of substantially all of the Company's assets.

         2.6. Company. For purposes of this Agreement, the "Company" shall mean MTI Incorporated and its Subsidiaries and shall include MTI's Successors and Assigns (as hereinafter defined).

         2.7. Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform the Executive's duties with the Company for a total period of ninety (90) days and the Executive has not returned to full time employment prior to the Termination Date as stated in the "Notice of Termination."



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

            2.8. Good Reason.

                 (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (8) hereof:

                     (i) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from the Executive's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with the Executive's status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect the Executive to any of such offices or positions, except in connection with the termination of the Executive's employment for Disability, Cause, as a result of the Executive's death or by the Executive;

                     (ii) a reduction in the Executive's base salary or any
            failure to pay the Executive any compensation or benefits to which the Executive is entitled within ten (10) days of the date due after receipt of written notice from Executive;

                     (iii) the Company's requiring the Executive to be based at any place outside a 25-mile radius from MTI's Westmont Office, located at 1111 Pasquinelli Drive, Ste. 400, Westmont, Illinois 60556, except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                     (iv) the failure by the Company to (A) continue in effect
            (without reduction in benefit level and/or reward opportunities) any material compensation or Executive benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive, or (B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other Executive benefit plan, program and practice in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

                     (v) the insolvency or the filing (by any party, including
            the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                     (vi) any material breach by the Company of any provision of this Agreement;


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                     (vii) any purported termination of the Executive's
            employment for Cause by the Company which does not comply with the terms of Section 2,4; or

                     (viii) the failure of the Company to obtain an agreement,
            satisfactory to the Executive, from any Successors and Assigns to assume and agree to perform this Agreement, as contemplated in
            Section 6 hereof.

                 (b) The Executive's right to terminate the Executive's employment pursuant to this Section 2.8 shall not be affected by the Executive's incapacity due to physical or mental illness.

            2.9. Notice Of Termination. For purposes of this Agreement, following a Change in Control, "Notice of Termination" shall mean a written notice of termination of the Executive's employment from the Company, which notice indicates the date on which termination is to be effective, the specific termination provision in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            2.10. Pro Rata Bonus. For purposes of this Agreement, "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

            2.11. Successors And Assigns. For purposes of this Agreement, "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all of the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

            2.12. Termination Date. For purposes of this Agreement, "Termination Date" shall mean in, the case of the Executive's death, the Executive's date of death, in the case of Good Reason, the last day of the Executive's employment and, in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least thirty (30) days from the date the Notice of Termination is given to the Executive, provided that, in the case of Disability, the Executive shall not have returned to the full-time performance of the Executive's duties during such period of at least thirty (30) days.

         3. Termination Of Employment.

            3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within twelve (12) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                 (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation



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

and, if such termination is other than by the Company for Cause, the Company shall also pay the Executive a Pro Rata Bonus.

                 (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1 (a), the Executive shall be entitled to the following:

                     (i) the Company shall pay the Executive all Accrued
            Compensation and a Pro Rata Bonus;

                     (ii) the Company shall pay the Executive as severance pay
            and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment, an amount in cash equal to the sum of (A) the Base Amount and (B) the Bonus Amount; and

                     (iii) for a number of months equal to twelve (12) (the
            "Continuation Period"), the Company shall, at its expense, continue on behalf of the Executive and the Executive's dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits provided (A) to the Executive at any time during the 90-day period prior to the Change in Control or at any time thereafter or (B) to other similarly situated executives who continue in the employ of the Company during the Continuation Period. The coverage and benefits (including deductibles and costs) provided in this Section 3.1 (b)(iii) during the Continuation Period shall be no less favorable to the Executive and the Executive's dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (A) and (B) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable to the Executive than the coverages and benefits required to be provided hereunder. This subsection (iii) shall not be interpreted so as to limit any benefits to which the Executive or the Executive's dependents or beneficiaries may be entitled under any of the Company's Executive benefit plans, programs or practices following the Executive's termination of employment, including without limitation, retiree medical and life insurance benefits.

                 (c) The amounts provided for in Sections 3.1(a) and 3.1(b)(i) and (ii) shall be paid in a single lump sum cash payment within forty-five (45) days after the Executive's Termination Date (or earlier, if required by applicable law).

                 (d) The Executive shall not be required to mitigate the amount of any payment for in this Agreement by seeking other employment or otherwise, and no such payment provided shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment except as provided in Section 3.1(b)(iii).



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            3.2. (a) The severance pay and benefits provided for in this Section
3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                 (b) The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's Executive benefit plans and other applicable programs, policies and practices then in effect,

         4. Notice Of Termination. Following a Change in Control, any purported termination of the Executive's employment shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         5. Excise Tax Limitation.

                 (a) Notwithstanding anything in this Agreement to the contrary, if any portion of any payments to Executive by the Company under this Agreement and any other present or future plan of the Company or other present or future agreement between Executive and the Company would not be deductible by the Company (collectively, "Payments") for federal income tax purposes by reason of application of Section 162(m) of the Internal Revenue Code (the "Code"), then payment of that portion to Executive shall be deferred until the earliest date upon which payment thereof can be made to Executive without being non-deductible pursuant to Section 162(m) of the Code. In the event of such deferral, the Company shall pay interest to Executive on the deferred amount at 120% of the applicable federal rate provided for in Section 1274(d)(1) of the Code. In addition, notwithstanding any provision of this Agreement to the contrary, the aggregate present value of the payments and benefits (excluding those payments and benefits not treated as parachute payments under Code Section 28OG(b)) to be made or provided to the Executive by the Company (whether pursuant to this Agreement or otherwise) shall not exceed three times the Executive's annualized includible compensation for the base period, as defined in Code Section 28OG(d) of the Code, minus one dollar ($1.00) (the "Limited Payment Amount"), and any excess payments or benefits shall be forfeited; provided, however, that the forfeiture provision of this sentence shall apply only if such forfeiture provision results in larger aggregate after-tax payments and benefits to the Executive than if the forfeiture provision did not apply. The of this portion of this subsection 5(a) is to prevent any payment or benefit to the Executive from being subject to the excise tax imposed by Code Section 4999 and to prevent any item of expense or deduction of the Company from being disallowed as a result of the application of Code Section 280G, but only if the after-tax payments and benefits payable or provided to the Executive are greater after application of the forfeiture provision than if the forfeiture provision did not apply. The interpretation of this subsection 5(a), its application to any occurrence or event, the determination of whether any payment or benefit would not be treated as a parachute payment, the determination of the aggregate present value of all payments and benefits to be made or provided to the Executive, the determination of the value of the payments and benefits payable or to be provided to the Executive after reduction for all applicable taxes, and what specific payments or benefits otherwise available to the Executive



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

shall be limited or eliminated by operation of this subsection 5(a) shall be reasonably made by the Company and shall be binding on all persons.

                 (b) An initial determination as to whether the Payments shall be reduced to the Limited Payment Amount and the amount of such Limited Payment Amount shall be made, at the Company's expense, by the accounting firm that is the Company's independent accounting firm as of the date of the Change in Control (the "Accounting Firm"). The Accounting Finn shall provide its determination (the "Determination", together with detailed supporting calculations and documentation, to the Company and the Executive within twenty
(20) days of the Termination Date if applicable, or such other time as requested by the Company or by the Executive (provided the Executive reasonably believes that any of the Payments may be subject to the Excise Tax), and if the Accounting Firm determines that there is substantial authority (within the meaning of Section 6662 of the Code) that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten (I 0) days of the delivery of the Determination to the Executive, the Executive shall have the night to dispute the Determination (the "Dispute"). If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Executive.

         6. Successors; Binding Agreement.

            (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

            (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive or the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

         7. Confidential Information. The Company and Executive acknowledge that Executive, in performing the terms and conditions of Executive's employment, has and will continue to directly or indirectly gain access to information about Company and its operations, including, but not limited to, its modes and methods of conducting its business and producing and marketing its products, its employee, customer, vendor and referral source lists, its trade secrets, its copyrighted and non-copyrighted or non-protected computer software programs, its techniques of operation, its financial structure, and its weakness, if any. As part of this Agreement, Executive agrees to execute, and be bound by, the Company's "Employee/ Consultant Proprietary Information Agreement," a copy of which is attached hereto as Exhibit "A."

         8. Notice. All notices, requests, demands, and other communications hereunder shall be in writing, and shall be delivered in person, by facsimile, or by certified or registered mail with



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

return receipt requested. Each such notice, request, demand, or other communication shall be effective (a) if delivered by hand, when delivered at the address specified in this Section; (b) if given by facsimile, when such facsimile is transmitted to the telefacsimile number specified in this Section and confirmation is received; or (c) if given by certified or registered mail, three days after the mailing thereof. Notices shall be delivered as follows:

                        If to the Company:

                           MTI Technology Corporation
                           4905 E. La Palma Avenue
                           Anaheim, California 92807
                           Attention: Chief Financial Officer
                           Fax: (714) 693-2202

                        With a copy to:

                           Morrison & Foerster LLP
                           19900 MacArthur Boulevard
                           12th Floor
                           Irvine, California 92612
                           Attention: Tamara Powell Tate
                           Fax: (714) 251-0900

                        If to the Executive:

                           Earl Pearlman
                           9 Knollwood
                           Flossmoor, Illinois 60422

Any party may change its address by notice giving notice to the other party of a new address in accordance with the foregoing provisions.

         9. Non-Exclusivity Of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company (except for any severance or termination agreement). Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

         10. Settlement Of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against an Executive or others.



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

         11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged, unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time, No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

         12. Governing Law. This Agreement has been negotiated and exactitude in the State of California and is to be performed in Orange County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without giving effect to principles of conflict of laws. Any dispute, action, litigation, or other proceeding concerning this Agreement shall be instituted, maintained, heard, and decided in Orange County, California.

         13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

         15. Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions, and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

         16. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa. The descriptive headings of the sections and subsections of this Agreement are inserted for convenience only and shall not control or affect the interpretation or construction of any of the provisions herein.

         17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         18. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with the other and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.


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

         19. Consultation with Counsel. Executive acknowledges (a) that he has been given the opportunity to consult with counsel of his own choice concerning this Agreement, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based upon his own judgment with or without the advice of such counsel.

EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND UNDERSTANDS ITS CONTENTS. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE COMPANY HAS ADVISED HIM OF HIS RIGHT TO CONSULT WITH LEGAL COUNSEL OF HIS OWN CHOICE CONCERNING THIS AGREEMENT. BY SIGNING THIS AGREEMENT, EXECUTIVE AND THE COMPANY AGREE TO BE BOUND BY ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.



                                           MTI TECHNOLOGY CORPORATION


                                           By: /s/ DALE R BOYD
                                               --------------------------------
                                               Title: Sr. V.P. & CFO
                                                     --------------------------


                                           /s/ EARL M. PEARLMAN
                                           ------------------------------------
                                           Earl M. Pearlman


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

                                   EXHIBIT "A"

                     STATEMENT REGARDING EMPLOYEE/CONSULTANT
                        PROPRIETARY INFORMATION AGREEMENT



Attached to this statement is your Employee/Consultant Proprietary Information Agreement (the "Agreement") with MTI Technology Corporation (together with its subsidiaries, the "Company").

Please take the time to review the Agreement carefully. It contains material restrictions on your right to disclose or use, during or after your employment, certain information and technology learned or developed by you during your employment with the Company. The Company considers this Agreement to be very important to the protection of its business.

If you have any questions concerning the Agreement, you may wish to consult an attorney. Managers, legal counsel, and others in the Company are not authorized to give you legal advice concerning the Agreement.

If you have read and understand the Agreement, and if you agree to its terms and conditions, please return a fully executed copy of it to the Company, retaining one copy for yourself.



I HAVE READ AND UNDERSTAND

THE ATTACHED AGREEMENT:



Executive Name: EARL PEARLMAN
                -----------------------------

Executive Signature: /s/ EARL PEARLMAN
                     ------------------------

Title:
      -----------------------------

Date:
     ------------------------------

              EMPLOYEE/CONSULTANT PROPRIETARY INFORMATION AGREEMENT

         In consideration of my present and future employment by MTI Technology Corporation (together with its subsidiaries, the "Company"), I agree to the following:

         1. Proprietary Information.

            (a) I understand and acknowledge that my work as an employee of the Company has involved and will continue to involve access to and creation of confidential, proprietary, and trade secret information of the Company and its affiliates, consultants, customers, clients, and business associates (collectively, as defined more extensively below, "Proprietary Information"). I further understand and acknowledge that the Company and its clients have developed, compiled, and otherwise obtained this Proprietary Information often at great expense, and that such information has great value to their respective businesses. I agree to hold in strict confidence and in trust for the sole benefit of the Company and its clients all Proprietary Information. I further agree that I shall treat all Proprietary Information as private, privileged, and confidential, and that I shall not use, disclose, or release any Proprietary Information in any way to any person, firm, or institution at any time, even after termination of my employment, except to the extent necessary to carry out my responsibilities as an Executive of the Company. I further understand and agree that the publication of Proprietary Information through literature or speeches must be approved in advance in writing by a duly authorized officer of the Company.

            (b) I understand and acknowledge that, for purposes of this Agreement, "Proprietary Information" means all confidential, proprietary, or trade secret information and ideas in whatever form, tangible or intangible, whether disclosed to or learned or developed by me, prior or subsequent to the date hereof, pertaining in any manner to the business of the Company or to the Company's affiliates, consultants, clients, or business associates, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in my possession or part of my general knowledge prior to my employment by the Company; or (iii) the information is disclosed to me without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

            (c) Without limiting the generality of the foregoing, I understand and acknowledge that "Proprietary Information" includes all: (i) inventions, computer codes, computer programs, formulas, schematics, techniques, algorithms, employee suggestions, development tools and processes, computer printouts, design drawings and manuals, and improvements or modification to any of the foregoing; (ii) information about costs, profits, markets, and sales; (iii) plans for future development and new product concepts; and (iv) all documents, books, papers, drawings, models, sketches, and other data of any kind and description, including electronic data recorded or retrieved by any means, that have been or will be given to me by the Company (or any present or future affiliates, consultants, customers, clients, and business associates of the Company), as well as written or verbal instructions or comments.

         1. Use Of Proprietary Information.

         I agree that I will maintain at my work station or in other places under my control only such Proprietary Information that I have a current "need to know," and that I will return to the appropriate person or location, or otherwise dispose of, Proprietary Information once my need to know no longer exists. I agree that I will not make copies of information unless I have a legitimate need for such copies in connection with my work.

         2. Third-Party Information.

         I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that I owe the Company and such third parties, during the term of my employment and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party) or to use it for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party) without the express written authorization of a duly authorized officer of the Company.

         3. Inventions.

            (a) Subject to Section 9 below, I hereby assign to the Company, without additional consideration, all right, title and interest (throughout the United States and in all foreign countries) in all ideas, processes, inventions, technology, writings, computer programs, designs, formulas, discoveries, patents, copyrights, trademarks, service marks, original works of authorship, any claims or rights, and any improvements or modifications to the foregoing (collectively, "Inventions"), whether or not subject to patent or copyright protection, relating to any activities of the Company that have been or will be conceived, developed, or reduced to practice by me alone or with others (i) during the term of my employment, whether or not conceived or developed during regular business hours, and whether or not conceived before, on, or after the date hereof or (ii) if based on Proprietary Information, after termination of my employment. Such Inventions shall be the sole property of the Company and, to the maximum extent permitted by applicable law, shall be deemed works made for hire.

            (b) I will, whether during or after my employment by the Company, execute such written instruments and do other such acts as may be necessary in the opinion of the Company to obtain a patent, register a copyright, or otherwise enforce the Company's rights in such Inventions (and I hereby irrevocably appoint the Company and any of its officers as my attorney in fact to undertake such acts in my name).

            (c) I understand that the assignment by me to the Company does not apply to Inventions that qualify fully under Section 2870(a) of the California Labor Code, which is set forth on Schedule "A." I understand that nothing in this Agreement is intended to expand the scope of protection provided by Sections 2870 through 2872 of the California Labor Code. Except as disclosed in Schedule "B", there are no ideas, inventions, technology, computer programs, processes, trademarks, service marks, original works of authorship, designs, formulas, discoveries, patents, copyrights, any claims or rights, and any improvements or modifications to the foregoing that I wish to exclude from the operation of this Agreement.

            (d) To the best of my knowledge, there is no existing contract in conflict with this Agreement or any other contract in existence between me and any other person or entity to assign ideas, inventions, technology, computer programs, processes, trademarks, service marks, original works of authorship, designs, formulas, discoveries, patents, copyrights, any claims or rights, and any improvements or modifications to the foregoing.

         1. Termination of Employment.

            (a) I hereby acknowledge and agree that nothing in this Agreement shall be construed to imply that the term of my employment is of any definite duration. I further acknowledge and agree that I am employed on an "at-will" basis, which means that I may quit at any time with or without cause, and the Company may terminate my employment at any time with or without cause.

            (b) I acknowledge that, because of my responsibilities at the Company, I have helped and will continue to help to develop and have been and will be exposed to the Company's research and, development, products, business strategies, information on customers and clients, and other valuable Proprietary Information, and that use or disclosure of such Proprietary Information in breach of this Agreement would be extremely difficult to detect or prove. I also acknowledge that the Company's relationships with its employees, affiliates, consultants, customers, clients, business associates, and other persons are valuable business assets. To forestall any use or disclosure of Proprietary Information in breach of this Agreement, I agree that for the term of this Agreement and for a period of one (1) year after termination of my employment with the Company, I shall not, for myself or any third party, directly or indirectly:

                     (i) divert or attempt to divert from the Company any
            business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any of its suppliers or customer; or

                     (ii) employ, solicit for employment, or recommend for
            employment any person employed by the Company.

         Furthermore, I agree that during the period of my employment with the Company I shall not engage in any business activity that is or may be competitive with the Company. I understand that none of my activities will be prohibited under this section if I can prove that the action was taken without the use in any way of Proprietary Information.

            (c) I acknowledge that, because of the difficulty of establishing when any Invention is first conceived or developed by me, or whether it results from access to Proprietary Information or the Company's equipment, facilities, and data, I agree that any ideas, inventions, technology, computer programs, processes, trademarks, service marks, original works of authorship, designs, formulas, discoveries, patents, copyrights, any claims or rights, and any improvements or modifications to the foregoing shall be presumed to be an Invention if conceived, developed, used, sold, exploited, or reduced to practice by me or with my aid within one (1) year after my termination of employment with the Company. I can rebut the above presumption if I prove that the invention, idea, process, etc., is not an Invention as defined in paragraph 4(a).

            (d) I hereby acknowledge and agree that all personal property including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, files, computer software, computer tapes or disks, blueprints, and other documents or materials (or copies thereof), Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment, belong to the Company and shall be promptly returned to the Company once my employment with the Company is terminated, for any reason. I will not retain any written or other tangible information pertaining to any Invention. In the event of the termination of my employment, I agree to sign and deliver the Termination Certificate attached as Schedule "C" to this Agreement.

            (e) I understand that my obligations contained in this Agreement will survive the termination of my employment with the Company, and that I will continue to make all disclosures required of me by Paragraph 6.

         1. Disclosure.

         I agree to maintain adequate and current written records on the development of all Inventions and to disclose promptly to the Company all Inventions and relevant records, which records will remain the sole property of the Company. I further agree that all information and records pertaining to any Inventions conceived, developed, or reduced to practice by me (alone or with others) during my period of employment or during the one-year period following termination of my employment, shall be promptly disclosed to the Company (any such disclosures made after the termination of my employment shall be received by the Company in confidence for the purpose of determining if they have been based on any Proprietary Information). The Company shall examine such information to determine if in fact such information are Inventions subject to this Agreement.

         2. Former or Conflicting Agreements.

         During my employment with the Company, I will not disclose to the Company, or use, or induce the Company to use, any confidential, proprietary, or trade secret information of others. I represent and warrant that I have returned all property and confidential, proprietary and trade secret information belonging to all prior employers, if any. I further represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence confidential proprietary and trade secret information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

         3. Information on Company Premises.

         I acknowledge that all information generated, received, or maintained by or for me on the premises or equipment of the Company (including, without limitation, computer systems and electronic-mail or voicemail systems) is the property of the Company, and I hereby waive any property or privacy rights that I may have with respect to such information.

         4. Reserved Inventions.

         To avoid future confusion, I have listed on Schedule "B" a description of all Inventions, if any, developed or conceived by me in which I claim any ownership or other right. I understand that, by not listing an Invention, I am acknowledging that the Invention was not developed or conceived before commencement of my employment.

         10. Choice of Law.

         The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflict of law rules. Any dispute, action, litigation, or other proceeding concerning this Agreement shall be instituted, maintained, heard, and decided in Orange County, California.

         11. Remedies.

         I recognize that nothing in this Agreement is intended to limit any remedy of the Company under the California Uniform Trade Secrets Act and that I could face possible criminal and civil actions, resulting in imprisonment and substantial monetary liability, if I misappropriate the Company's or its clients' trade secrets. In addition, I recognize that my violation of this Agreement could cause the Company irreparable harm and significant injury, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Therefore, I agree that, in the event of a breach or threatened breach that involves Proprietary Information of the Company or its clients, the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement and for any other relief the Company deems appropriate. This right shall be in addition to any other remedy available to the Company in law or equity.

         12. Successors and Assigns.

             (a) I understand and agree that the Company may assign to another person or entity any of its rights under this Agreement.

             (b) I further understand and agree that this Agreement shall be binding upon me and my heirs, executors, administrators, and successors, and shall inure to the benefit of the Company's successors and assigns.

         12. Severability.

         If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity or enforceability of the other provisions shall not be affected.

         13. Entire Agreement.

         The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms and no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. No modification or amendment of this Agreement shall be binding unless executed in writing by me and a duly authorized officer of the Company.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY NOTED ON SCHEDULE "B" TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, CREATIONS, TECHNOLOGY, INVENTIONS, PATENTS, COPYRIGHTS, OR TRADEMARKS, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.


         This Agreement is made and entered into as of July 15, 1998.

                                            MTI TECHNOLOGY CORPORATION

                                            By: /s/ Dale R. Boyd
                                               --------------------------------
                                               Title: Sr. V.P. & CFO
                                                     --------------------------
                                            Executive: EARL PEARLMAN
                                                      -------------------------
                                            Signature: /s/ EARL PEARLMAN
                                                      -------------------------

                                   SCHEDULE A



                      California Labor Code Section 2870(a)

         Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information, except for those inventions that either:

         (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

         (2) Result from any work performed by the employee for the employer.




                                   Schedule A

                                   SCHEDULE B


1. Proprietary Information. Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of the Company, other than information I have learned from the Company in the course of being hired:


          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------


2. Reserved Inventions. Except as set forth below, there are no ideas, processes, inventions, technology, writings, programs, designs, formulas, discoveries, patents, copyrights, or trademarks, or any claims, rights, or improvements to the foregoing, that I wish to exclude from the operation of this Agreement:

                                       N/A
          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------

          ---------------------------------------------------------------------



Name: EARL PEARLMAN
     --------------------------------
Signature: /s/ EARL PEARLMAN
          ---------------------------
Date:  9-1-98
     --------------------------------



                                   Schedule B

                                   SCHEDULE C

                             TERMINATION CERTIFICATE

         This is to certify that I have returned all personal property of the Company, including, without limitation, all books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

         I further certify that I have reviewed the Employee/Consultant Proprietary Information Agreement signed by me and that I have complied with and will continue to comply with all of its terms including, without limitation: (i) the reporting of any invention, process, idea, etc. conceived or developed by me and covered by the Agreement; and (ii) the preservation as confidential of all Proprietary Information pertaining to the Company. This certificate in no way limits my responsibilities or the Company's rights under the Agreement.

         On termination of my employment with the Company, I will be employed by [NAME OF EMPLOYER AND DIVISION/DEPARTMENT THAT EMPLOYEE WILL BE IN], and I will be working in connection with the following projects:




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Name:
     -----------------------------------

Signature:
          ------------------------------

Date:
     -----------------------------------



                                   Schedule C